UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 4, 2015
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 4, 2015, Laboratory Corporation of America® Holdings (LabCorp®) (LH: NYSE) today announced the expanded availability of its proprietary specimen collection and handling software, LabCorp AccuDraw®, to all clients through its website at www.LabCorp.com. Combining on-screen visual cues with step-by-step tutorials, AccuDraw is an innovative tool designed to guide the health care professional who collects patient specimens throughout the specimen collection process. AccuDraw helps to facilitate collection and appropriate stabilization of the correct specimen type and sample volume. This technology-enabled solution leads to fewer errors in specimen collection and processing, a reduced chance of delays in testing, and a lower likelihood of having a patient undergo a second visit to a health care professional for further specimen collection. AccuDraw has been used in LabCorp's patient service centers and by LabCorp’s phlebotomists located in client locations for over five years. AccuDraw has previously only been, and will continue to be, available to LabCorp clients through the LabCorp Beacon® application.

99.1 Press Release dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

June 4, 2015